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                                                                      Exhibit 99

FIRST FEDERAL OF NORTHERN MICHIGAN TO ACQUIRE INSURANCENTER CORP. OF ALPENA

Alpena, MI. March 12, 2003

First Federal of Northern Michigan (the "Bank") today announced that they have entered into a definitive agreement to acquire InsuranCenter Corp. of Alpena ("ICA"), an independent insurance agency located in Alpena, Michigan.

First Federal was founded in Alpena in 1957 and InsuranCenter, also founded in Alpena, began in 1984, both are local companies.

ICA, owned by Ralph and Kathy Stepaniak, has 18 employees serving the commercial, personal and health insurance needs of clients in Northeast Michigan. The agency will retain its name as well as its experienced management team. Ralph and Kathy Stepaniak will continue as President and Vice President, Corporate Secretary respectively and will join Jim Rapin, Joe Gentry, Mike Mahler and Marty Thomson as members of the new Board of Directors of ICA. Their manager's, Mark Boyk, Sandy Grant, Mary Kollen, Donna Tucker and Debbie Wardman are trained professionals with many years of involvement in the business and the community.

Marty Thomson, President and CEO of First Federal stated, "We are excited about combining the strengths of the InsuranCenter with that of First Federal. Our goal is to serve as a trusted advisor to our clients; this acquisition will allow us to offer insurance and investment services in our Bank's branch offices. I am especially pleased that we will retain the expertise of Ralph and Kathy, along with the experience and knowledge of all the InsuranCenter staff".

Mr. Thomson further commented that the acquisition of InsuranCenter is not only a strategic fit relative to our customer relationship philosophy; it also complements First Federal's goal of diversifying revenue sources and increasing fee income opportunities: "the InsuranCenter will be our foundation agency to build upon".

Ralph Stepaniak, President of InsuranCenter of Alpena stated, "InsuranCenter intends to play a major role in First Federal's strategy of building strong customer relationships built on trusted advice. Relationships with existing customers of the agency as well as the programs it provides will not change, and the scope of financial services we can provide will be greatly enhanced through our affiliation with First Federal".

The acquisition is subject to regulatory approval and other customary conditions and is expected to close prior to May 1, 2003.

First Federal of Northern Michigan, a $230 million federally chartered savings bank, operates nine branches, located in Alpena, Ossineke, Oscoda, Lewiston, Cheboygan, Mio, Indian River and Gaylord. First Federal of Northern Michigan serves the personal and commercial banking needs of residents and businesses throughout Northeastern Michigan. Jim Rapin, Gary Bensinger, Keith Wallace, Gary VanMassenhove, Tom Townsend and Marty Thomson are members of the Board of Directors First Federal. The Bank focuses on a relationship-based approach which is built around identifying and anticipating customer needs, and providing the financial expertise, advice, products and services to help clients reach their dreams and manage life's challenges.


Forward Looking Statements:   This news release contains forward-looking
statements that involve risks and uncertainties including statements regarding the anticipated closing of this transaction and statements regarding the benefits that will inure to First Federal of Northern

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Michigan as a result of this transaction. These forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements, including but not limited to, the risk that conditions to closing will not be satisfied, and, if the acquisition is not closed, risks related to general economic conditions in the markets in which the InsuranCenter Corp. of Alpena operates, InsuranCenter of Alpena's dependence on key relationships, compliance with banking and insurance regulations, competition, and risks attendant to the integration of InsuranCenter Corp. of Alpena's business into First Federal of Northern Michigan and the ability of InsuranCenter Corp. of Alpena and First Federal to successfully cross-market their products and services to clients. Please refer to additional risk factors stated in Alpena Bancshares, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission.